Exhibit 99.1

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Annual Portfolio Overview
2015

Table of Contents

Introduction to Portfolio Overview	1

Investment During the Quarter	1

Investment Following the Quarter	1

Disposition Following the Quarter	2

Portfolio Overview	2

Discussion	5

10% Status Report	6

Revolving Line of Credit	6

Performance Analysis	6

Transactions with Related Parties	8

Financial Statements	9

Forward Looking Statements	14

Additional Information	14

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

As of April 26, 2016

Introduction to Portfolio Overview

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) Portfolio Overview for the year ended December 31, 2015. References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital, LLC.

The Fund makes investments in companies that utilize equipment and other corporate infrastructure (collectively, “Capital Assets”) to operate their businesses. These investments are primarily structured as debt and debt-like financings (such as loans and leases) that are collateralized by Capital Assets.

The Fund raised $257,646,987 commencing with its initial offering on May 18, 2009 through the closing of the offering on May 18, 2011. During our operating period, we anticipate continuing to invest in Capital Assets. Following our operating period, we will enter our liquidation period, during which time the loans and leases we own will mature or be sold in the ordinary course of business.

Investment During the Quarter

The Fund made the following investment during the quarter ended December 31, 2015:

Fugro N.V. (ICON Scout Pte. Ltd.)
Investment Date:	12/24/2015	Collateral:	One mini geotechnical
Structure:	Lease		drilling vessel.
Expiration Date:	12/24/2027
Purchase Price:	$65,000,000
The Fund’s Investment:	$1,620,000

Investment Following the Quarter

The Fund made the following investment following the quarter ended December 31, 2015:

Fugro N.V. (ICON Voyager Pte. Ltd)
Investment Date:	1/8/2016	Collateral:	One mini geotechnical
Structure:	Lease		drilling vessel.
Expiration Date:	12/24/2027
Purchase Price:	$65,000,000
The Fund’s Investment:	$1,620,000

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Disposition Following the Quarter

The Fund disposed of the following investment after the quarter ended December 31, 2015:

Ardmore Shipholding Limited
Structure:	Lease	Collateral:	Two chemical tanker
Disposition Date:	4/5/2016		vessels.
The Fund’s Investment:	$3,983,000
Total Proceeds Received:	$5,909,000

Portfolio Overview

As of December 31, 2015, our portfolio consisted of the following investments:

Geden Holdings Limited
Structure:	Lease	Collateral:	A crude oil tanker and
Expiration Dates:	6/21/2016		two supramax bulk
	9/30/2017		carrier vessels.
Current Status:	See Discussion	Net Carrying Value:	$33,128,422 (3)

Ezra Holdings Limited
Structure:	Lease	Collateral:	Offshore support vessel.
Expiration Date:	6/3/2021
Current Status:	Performing	Net Carrying Value:	$1,353,519 (5)

Höegh Autoliners Shipping AS
Structure:	Lease	Collateral:	A car carrier vessel.
Expiration Date:	12/21/2020
Current Status:	Performing	Net Carrying Value:	$4,062,548 (5)

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Very Large Crude Carriers.
Expiration Date:	3/29/2021
Current Status:	Performing	Net Carrying Value:	$29,428,380 (4)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview (continued)

Exopack, LLC
Structure:	Lease	Collateral:	Film extrusion line and flexographic printing presses.
Expiration Date:	10/31/2018
Current Status:	Performing	Net Carrying Value:	$2,720,919 (2)

Ardmore Shipholding Limited
Structure:	Lease	Collateral:	Two chemical tanker
Expiration Date:	4/3/2018		vessels.
Current Status:	Performing	Net Carrying Value:	$4,584,812 (5)

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and
Maturity Date:	1/16/2021		machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Singapore.
Current Status:	See Discussion	Net Carrying Value:	$3,584,221 (6)

Pacific Radiance Ltd.
Structure:	Lease	Collateral:	Offshore supply vessel.
Expiration Date:	6/12/2024
Current Status:	Performing	Net Carrying Value:	$1,632,166 (5)

Técnicas Marítimas Avanzadas, S.A. de C.V.
Structure:	Loan	Collateral:	Four platform supply
Maturity Date:	8/27/2019		vessels.
Current Status:	See Discussion	Net Carrying Value:	$3,500,490 (1)

Geokinetics, Inc.
Structure:	Lease	Collateral:	Land-based seismic
Expiration Date:	8/31/2017		testing equipment.
Current Status:	Performing	Net Carrying Value:	$2,205,776 (5)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview (continued)

Premier Trailer Leasing, Inc.
Structure:	Loan	Collateral:	Trailers.
Maturity Date:	9/24/2020
Current Status:	Performing	Net Carrying Value:	$2,618,465 (1)

Sargeant Marine, Inc.
Structure:	Loan	Collateral:	Asphalt carrier vessel.
Maturity Date:	12/31/2018
Current Status:	Performing	Net Carrying Value:	$1,914,261 (1)

Siva Global Ships Limited
Structure:	Lease	Collateral:	Two liquefied petroleum
Expiration Dates:	3/28/2022		gas tanker vessels.
4/8/2022
Current Status:	Performing	Net Carrying Value:	$1,376,316 (5)

Blackhawk Mining, LLC
Structure:	Lease	Collateral:	Mining equipment.
Expiration Date:	2/28/2018
Current Status:	Performing	Net Carrying Value:	$1,504,001 (5)

Challenge Mfg. Company, LLC
Structure:	Lease	Collateral:	Auxiliary support
Expiration Date:	7/9/2020		equipment and robots.
Current Status:	Performing	Net Carrying Value:	$3,757,371 (5)

Fugro N.V. (ICON Scout Pte. Ltd.)
Structure:	Lease	Collateral:	One mini geotechnical
Expiration Date:	12/24/2027		drilling vessel.
Current Status:	Performing	Net Carrying Value:	$3,571,638 (5)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview (continued)

(1) Net carrying value of our investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees.

(2) Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value of our investment in leased equipment at cost is leased equipment at cost less any outstanding indebtedness associated with the investment.

(3) Investment in finance lease is the sum of the remaining minimum lease payments receivable, the estimated residual value of the asset and the unamortized initial direct costs, less unearned income. Net carrying value is our investment in finance lease less any outstanding indebtedness associated with the investment.

(4) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as leased equipment at cost. Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value represents our proportionate share of the investment, less any outstanding indebtedness associated with the investment and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

(5) Net carrying value of our investment in joint ventures is calculated as follows: investment at cost plus/less our share of the cumulative net income/loss of the joint venture and less distributions received since the date of our initial investment.

(6) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as investment in note receivable. Investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees. Net carrying value represents our proportionate share of the investment and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

Discussion

Jurong Aromatics Corporation Pte. Ltd.

Jurong is a newly constructed $2 billion state-of-the art aromatics plant. We participated in a subordinated equipment loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., that was part of the $2 billion financing package that included over $500 million in equity from strategic investors. While the plant was completed on time, a combination of industry headwinds, downturn in commodities and the Chinese economic slowdown forced Jurong into receivership, as the company does not have the liquidity to commence operations. As part of the receivership, we are hoping that there will be a consensual restructuring with the senior lenders, shareholders and trade creditors. Given the current distressed situation, we have taken a credit reserve that values the asset at 11% of original cost. Our Investment Manager believes that a restructuring is the best option and, given the cyclical nature of the industry that Jurong participates in, and the fact that this is the newest and arguably most technologically advanced aromatics plant in the world, if margins follow historical patterns, there is a chance the investment value may recover some or all of its value.

Geden Holdings Limited

Geden Lines is a Turkish-based shipping company. We entered into a sale-leaseback with Geden for one tanker, the Octavian, and two dry bulkers, the Amazing and Fantastic. While the tanker market has recovered and the outlook is stable, there are extreme headwinds facing the dry bulk market, mostly as a result of the slowdown in the Chinese economy, which for years was driven by heavy investment that fueled demand for steel, coal and iron ore. As China moves towards a consumer-driven economy, demand for these commodities has slowed significantly. Geden is making charter payments on the tanker and, at this time, we expect full recovery of our investment plus a return. Geden is not, however, making charter payments on the drybulk vessels, although it continues to maintain the vessels and cover their operating expenses. As a result, we have taken a credit loss reserve of 54% of the original cost. Notwithstanding Geden’s failure to pay the charter hire, our Investment Manager believes leaving the vessels with Geden results in better net cash flow than would be expected if we repossessed the vessels and operated them in the spot market or sold them. Since the vessels are young and the dry bulk sector has historically been a highly cyclical market, our Investment Manager believes that these vessels could still recover in value.

Técnicas Marítimas Avanzadas, S.A. de C.V.

On August 27, 2014, we, ICON Leasing Fund Twelve, LLC (“Fund Twelve”) and ICON ECI Fund Fifteen, L.P. (collectively, “ICON”) advanced TMA a senior secured facility of $29,000,000 secured by two offshore supply vessels.  On November 24, 2014, such facility agreement was amended to allow for a senior secured first lien and second lien structure and to include an additional two offshore supply vessels as security for the facility. A senior secured first lien tranche of $66,000,000 was funded by an unrelated third party and ICON’s original loan of $29,000,000 was converted to the senior secured second lien tranche. As a condition to the amendment and increased facility size, TMA was required to have all four vessels under contract by March 31, 2015.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Discussion (continued)

On March 31, 2015, TMA defaulted on the facility because only two of the four vessels had commenced employment.  As a result of such default, the senior lender is, among other things, entitled to receive all cash flow from the existing employed vessels to pay interest and reduce its principal balance.  The interest on ICON's tranche is currently being capitalized.  By January 2016, each of the four vessels had commenced employment as originally required under the terms of the facility. ICON is currently working with the senior lender and TMA to amend the facility agreement.

10% Status Report

As of December 31, 2015, the crude oil tanker bareboat chartered to Geden Holdings Limited (“Geden”) and the two very large crude carriers bareboat chartered to AET, Inc. Limited were the investments in equipment that individually constituted at least 10% of the net book value of our investment portfolio. All three of the vessels are scheduled to remain on bareboat charter during the 2016 calendar year.

As of December 31, 2015, Geden had six monthly payments remaining, while the bareboat charters for the two very large crude carriers had sixty-two monthly payments remaining. To the best of our Investment Manager’s knowledge, each vessel remains seaworthy, is maintained in accordance with commercial marine standards and applicable laws and regulations of the governing shipping registry as required under each bareboat charter.

Revolving Line of Credit

On March 31, 2015, we extended our revolving line of credit (the “Facility”) with California Bank & Trust (“CB&T”) through May 30, 2017 and the amount available under the Facility was revised to $12,500,000. The Facility is secured by all of the Fund’s assets not subject to a first priority lien. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, by the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The interest rate for general advances under the Facility is CB&T’s prime rate.  We may elect to designate up to five advances on the outstanding principal balance of the Facility to bear interest at the London Interbank Offered Rate plus 2.5% per year.  In all instances, borrowings under the Facility are subject to an interest rate floor of 4.0% per year. In addition, we are obligated to pay an annualized 0.5% fee on unused commitments under the Facility. At March 31, 2016 and December 31, 2015, we had $6,000,000 and $4,500,000, respectively, outstanding under the Facility and we were in compliance with all covenants related to the Facility.

Performance Analysis

Capital Invested as of December 31, 2015	$313,751,452
Leverage Ratio	1.28:1*
% of Receivables Collected for the Quarter Ended December 31, 2015	63.37%**
*	Leverage ratio is defined as total liabilities divided by total equity.
**	Collections as of April 26, 2016. The uncollected receivables relate to our investment with Geden Holdings Limited and Técnicas Maritimas Avanzadas, S.A. de C.V.

One of our objectives is to provide cash distributions to our partners. In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations. We refer to this financial measure as cash available

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Performance Analysis (continued)

from our business operations, or CABO. CABO is not equivalent to our net operating income or loss as determined under GAAP. Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time. We define CABO as the net change in cash during the period plus distributions to partners and investments made during such period, less the debt proceeds used to make such investments and the activity related to the Facility, as well as the net proceeds from equity raised through the sale of interests during such period.

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful. CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity. CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to partners, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make investments and Distributions to Partners

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations. By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement

+ distributions to Partners during the period

+ investments made during the period

- debt proceeds to be specifically used to make an investment

- net proceeds from the sale of Interests during the period

= CABO

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Performance Analysis (continued)

Cash Available From Business Operations

for the Period January 1, 2015 through December 31, 2015

Cash balance at January 1, 2015	$12,553,252
Cash balance at December 31, 2015	$9,281,044

Net change in cash		$(3,272,208)

Add Back:
Distributions paid to partners from January 1, 2015 through December 31, 2015		$20,910,021

Investments made during the period
Investment in joint ventures	$7,098,579
Investment by noncontrolling interests	$(8,407)
		$7,090,172

Deduct:
Debt proceeds used specifically for Investments and activity related to the Facility		$4,500,000

Cash Available from Business Operations (CABO)		$20,227,985	(1)

(1)	Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases. Distributions paid to partners and CABO for the period January 1, 2014 to December 31, 2014 were $20,910,238 and $43,111,643, respectively.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager and CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), a wholly-owned subsidiary of our Investment Manager and the dealer manager of our offering, whereby we pay or paid certain fees and reimbursements to these parties. CĪON Securities was entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may have been paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

In addition, we reimbursed our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering. The reimbursement of these expenses was capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests were sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.

We pay our Investment Manager (i) a management fee of 3.5% of the gross periodic payments due and paid from our investments and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio. Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations. Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Transactions with Related Parties (continued)

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds. We paid distributions to our General Partner of $209,100, $209,102 and $209,148 for the years ended December 31, 2015, 2014 and 2013, respectively. Additionally, our General Partner’s interest in our net (loss) income for December 31, 2015, 2014 and 2013 was $(370,610), $(65,511), and $129,477, respectively.

Fees and other expenses incurred by us to our General Partner or its affiliates were as follows:

				Years Ended December 31,
Entity	Capacity	Description		2015	2014	2013
ICON Capital, LLC	Investment Manager	Acquisition fees	(1)	$586,841	$922,917	$1,550,049
ICON Capital, LLC	Investment Manager	Management fees	(2)	2,033,788	2,478,049	1,908,614
ICON Capital, LLC	Investment Manager	Administrative expense reimbursements	(2)	1,597,312	1,675,514	2,393,312
				$4,217,941	$5,076,480	$5,851,975

(1) Amount capitalized and amortized to operations.

(2) Amount charged directly to operations.

At December 31, 2015 and 2014, we had a net payable of $903,809 and $826,285, respectively, due to our General Partner and affiliates. At December 31, 2015, the payable was primarily related to acquisition fees and administrative expense reimbursements due to our Investment Manager. At December 31, 2014, the payable was primarily related to professional fees paid by our Investment Manager on our behalf as well as administrative expense reimbursements and management fees due to our Investment Manager. In addition, included in the December 31, 2014 balance was an aggregate payable of $142,500 due to Fund Twelve by our consolidated joint venture, which is 25% owned by Fund Twelve. During the three months ended September 30, 2015, this payable was settled by converting it into an additional contribution to the joint venture. Our and Fund Twelve’s proportionate ownership in the joint venture did not change as a result of this conversion.

At December 31, 2015 and 2014, we had a note receivable from a joint venture of $2,614,691 and $2,609,209, respectively, and accrued interest of $30,396 and $30,332, respectively. The accrued interest is included in other assets on our consolidated balance sheets.  For the years ended December 31, 2015, 2014 and 2013, interest income relating to the note receivable from the joint venture of $411,509, $407,970, and $396,770, respectively, was recognized and included in finance income on our consolidated statements of operations.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)

Consolidated Balance Sheets

	December 31,
	2015	2014
Assets
Cash and cash equivalents	$9,281,044	$12,553,252
Restricted cash	3,150,000	7,317,126
Net investment in finance leases	91,753,624	118,005,785
Leased equipment at cost (less accumulated depreciation of $45,640,228 and $41,069,511, respectively)	108,795,539	122,750,939
Net investment in notes receivable	12,805,303	62,731,975
Note receivable from joint venture	2,614,691	2,609,209
Investment in joint ventures	24,048,141	18,739,125
Other assets	2,078,777	3,096,488
Total assets	$254,527,119	$347,803,899
Liabilities and Equity
Liabilities:
Long-term debt	$122,225,418	$152,903,523
Derivative financial instruments	4,005,922	5,379,474
Deferred revenue	1,617,210	2,365,892
Due to General Partner and affiliates, net	903,809	826,285
Revolving line of credit ,recourse	4,500,000	-
Accrued expenses and other liabilities	9,572,179	11,114,968
Total liabilities	142,824,538	172,590,142

Commitments and contingencies

Equity:
Partners’ equity:
Limited partners	101,901,791	159,293,140
General Partner	(1,293,508)	(713,798)
Total partners’ equity	100,608,283	158,579,342
Noncontrolling interests	11,094,298	16,634,415
Total equity	111,702,581	175,213,757
Total liabilities and equity	$254,527,119	$347,803,899

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)

Consolidated Statements of Operations

	Years Ended December 31,
	2015	2014	2013
Revenue and other income:
Finance income	$12,202,464	$13,409,240	$19,694,870
Rental income	21,413,319	24,003,996	28,846,398
Income from investment in joint ventures	2,474,158	1,145,516	1,393,023
Gain on sale of assets, net	15,314	2,266,237	-
Gain on litigation	150,000	-	-
Other income	13,315	45,042	299,600
Total revenue and other income	36,268,570	40,870,031	50,233,891
Expenses:
Management fees	2,033,788	2,478,049	1,908,614
Administrative expense reimbursements	1,597,312	1,675,514	2,393,312
General and administrative	2,385,601	2,607,943	2,693,471
Credit loss	54,836,335	15,412,805	3,430,882
Depreciation	9,945,714	11,678,140	15,369,952
Interest	6,774,484	8,894,664	10,591,319
Loss (gain) on derivative financial instruments	1,422,647	2,344,725	(1,521,687)
Total expenses	78,995,881	45,091,840	34,865,863
Net (loss) income	(42,727,311)	(4,221,809)	15,368,028
Less: net (loss) income attributable to noncontrolling interests	(5,666,273)	2,329,316	2,420,327
Net (loss) income attributable to Fund Fourteen	$(37,061,038)	$(6,551,125)	$12,947,701

Net (loss) income attributable to Fund Fourteen allocable to:
Limited partners	$(36,690,428)	$(6,485,614)	$12,818,224
General Partner	(370,610)	(65,511)	129,477
	$(37,061,038)	$(6,551,125)	$12,947,701

Weighted average number of limited partnership interests outstanding	258,761	258,764	258,812
Net (loss) income attributable to Fund Fourteen per weighted average limited partnership interest outstanding	$(141.79)	$(25.06)	$49.53

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)

Consolidated Statements of Changes in Equity

	Partners' Equity
	Limited Partnership	Limited	General	Total Partners'	Noncontrolling	Total
	Interests	Partners	Partner	Equity	Interests	Equity
Balance, December 31, 2012	258,827	$194,412,829	$(359,514)	$194,053,315	$12,015,707	$206,069,022

Net income	-	12,818,224	129,477	12,947,701	2,420,327	15,368,028
Repurchase of limited partnership interests	(55)	(38,340)	-	(38,340)	-	(38,340)
Distributions	-	(20,705,645)	(209,148)	(20,914,793)	(99,241)	(21,014,034)
Balance, December 31, 2013	258,772	186,487,068	(439,185)	186,047,883	14,336,793	200,384,676

Net (loss) income	-	(6,485,614)	(65,511)	(6,551,125)	2,329,316	(4,221,809)
Repurchase of limited partnership interests	(11)	(7,178)	-	(7,178)	-	(7,178)
Distributions	-	(20,701,136)	(209,102)	(20,910,238)	(53,400)	(20,963,638)
Investment by noncontrolling interests	-	-	-	-	21,706	21,706
Balance, December 31, 2014	258,761	159,293,140	(713,798)	158,579,342	16,634,415	175,213,757

Net loss	-	(36,690,428)	(370,610)	(37,061,038)	(5,666,273)	(42,727,311)
Distributions	-	(20,700,921)	(209,100)	(20,910,021)	(24,751)	(20,934,772)
Investment by noncontrolling interests	-	-	-	-	150,907	150,907
Balance, December 31, 2015	258,761	$101,901,791	$(1,293,508)	$100,608,283	$11,094,298	$111,702,581

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net (loss) income	$(42,727,311)	$(4,221,809)	$15,368,028
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Finance income, net of costs and fees	567,052	(2,977,149)	(1,468,870)
Income from investment in joint ventures	(2,209,330)	(1,145,516)	(1,393,023)
Net gain on sale of assets	(15,314)	(2,266,237)	-
Depreciation	9,945,714	11,678,140	15,369,952
Credit loss	54,836,335	15,412,805	3,430,882
Interest expense from amortization of debt financing costs	693,413	403,207	858,340
Interest expense, other	449,003	426,000	407,403
Paid-in-kind interest	(1,769,429)	-	-
Gain on derivative financial instruments	(1,373,552)	(855,915)	(5,120,897)
Changes in operating assets and liabilities:
Restricted cash	4,167,126	3,543,838	(4,022,358)
Other assets, net	324,298	3,279,087	(780,503)
Accrued expenses and other liabilities	(1,991,792)	(3,870,677)	2,623,356
Deferred revenue	(748,682)	(862,071)	(142,253)
Due to General Partner and affiliates	(267,476)	303,642	494,026
Distributions from joint ventures	2,067,646	1,318,320	1,084,088
Net cash provided by operating activities	21,947,701	20,165,665	26,708,171
Cash flows from investing activities:
Proceeds from sale of equipment	4,025,000	16,599,540	641,942
Principal received on finance leases	2,158,751	835,975	5,334,418
Investment in joint ventures	(7,098,579)	(9,142,768)	(7,977,988)
Distributions received from joint ventures in excess of profits	2,418,747	911,615	3,174,402
Investment in notes receivable	-	(10,046,538)	(16,640,437)
Principal and sale proceeds received on notes receivable	20,380,642	37,024,090	16,003,892
Net cash provided by investing activities	21,884,561	36,181,914	536,229
Cash flows from financing activities:
Proceeds from long-term debt	-	-	5,850,000
Repayment of long-term debt	(30,678,105)	(32,371,842)	(21,234,918)
Proceeds from revolving line of credit, recourse	4,500,000	-	10,500,000
Repayment of revolving line of credit, recourse	-	-	(10,500,000)
Investment by noncontrolling interests	8,407	21,706	-
Distributions to noncontrolling interests	(24,751)	(53,400)	(99,241)
Distributions to partners	(20,910,021)	(20,910,238)	(20,914,793)
Repurchase of limited partnership interests	-	(7,178)	(38,340)
Net cash used in financing activities	(47,104,470)	(53,320,952)	(36,437,292)
Net (decrease) increase in cash and cash equivalents	(3,272,208)	3,026,627	(9,192,892)
Cash and cash equivalents, beginning of year	12,553,252	9,526,625	18,719,517
Cash and cash equivalents, end of year	$9,281,044	$12,553,252	$9,526,625

Supplemental disclosure of cash flow information:
Cash paid for interest	$9,240,196	$9,005,223	$10,086,182
Supplemental disclosure of non-cash investing and financing activities:
Balance due to noncontrolling interest deemed contribution	$142,500	$-	$-
Acquisition fee payable to Investment Manager	$487,500	$-	$-

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the section entitled Disposition Following the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or
•	Visiting www.sec.gov, or
•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.

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